UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2013 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 11, 2013, Support.com, Inc. (the “Company”) received an executed copy of a Master Services Agreement Call Handling Services, and a Statement of Work # 1 attached thereto (collectively, the “Agreement”), with Comcast Cable Communications Management, LLC. (“Comcast”).  Under the Agreement, the Company will, at specified hourly rates, provide bundled  networking technical support services to Comcast customers leasing wireless gateway devices from Comcast, and train Company employees in the performance of such services, for a period commencing October 1, 2013.  The Agreement supersedes Program Description Number 3 Wireless Gateway Hourly Support dated September 26, 2013, to the Amended and Restated Support Services Agreement dated July 5, 2012, which covered the provision of these technical support services to Comcast customers for the period commencing June 24, 2013 and ending September 30, 2013, and was filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the Company’s fiscal quarter ending on September 30, 2013.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement itself, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ending December 31, 2013 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2013

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary